                            First Data Corporation
                           Supplemental Savings Plan


          1.   PURPOSE
               -------
               The purpose of the Plan is to provide for supplemental retirement and related benefits for a select group of management and highly compensated employees of First Data Corporation (the "Company") and any Participating Company, as part of an integrated compensation program which is intended to assist the Company and its affiliates in attracting, motivating and retaining employees of superior ability, industry and loyalty.

          2.   DEFINITIONS
               -----------
               The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:
              "Board of Directors" shall mean the Board of Directors of the
               ------------------
Company.
              "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----

              "Committee" shall mean the First Data Corporation Employee
               ---------
Benefits Administration and Investment Committee, or such person or persons as the Board of Directors shall from time to time designate to act as the Committee with respect to the Plan. The Board of Directors or the Committee may determine that certain of the administrative responsibilities of the Committee under the Plan should be carried out by employees of the Company or other persons as the Board of Directors or the Committee deems appropriate.

              "Company" shall mean First Data Corporation, a Delaware
               -------
corporation, its affiliates and any successor thereto.

               "Compensation" shall have the meaning set forth in the First Data
                ------------
Corporation Incentive Savings Plan. Notwithstanding anything to the contrary, in no event shall Compensation include income recognized as the result of the exercise of non-qualified stock options granted by the Company or attributable to a disqualifying disposition of any stock subject to the provisions of Section 421 of the Code.

               "Designated Beneficiary" shall mean the beneficiary designated by
                ----------------------
a Participant to receive any benefits payable under the Plan upon his or her death. In the absence of a beneficiary designation, the Participant's "Designated Beneficiary" shall be his or her spouse and if none, his or her estate.

               "Eligible Compensation" shall mean the Participant's base salary
                ---------------------
and bonuses from the Company or the Participating Company, and shall exclude all other types of compensation, including, but not limited to severance pay and contributions to tax qualified retirement plans.

               "Entry Date" shall mean the January 1 of each Plan Year, except
                ----------
that with respect to the first Plan Year, the Entry Date shall be October 1, 1996 and the next Entry Date shall be January 1, 1998.

               "Interest Equivalent" shall mean the amount added to a
                -------------------
Participant's Plan Deferral Account in accordance with the provisions of Section 7.

               "Participant" shall mean those employees of the Company or a
                -----------
Participating Company who are eligible to participate in the Plan in accordance with Section 3 and who elect to defer income by transmitting a Participation Election.

               "Participating Company " shall mean any entity that is an
                ---------------------
"Employing Company" as that term is defined in the First Data Corporation Incentive Savings Plan.

               "Participation Election" shall mean an election transmitted
                ----------------------
electronically or in writing by an employee eligible to participate in the Plan specifying the amount of income to be deferred in accordance with the provisions of the Plan in accordance with procedures established by the Committee.

               "Permissible Investments" are those investment options made
                -----------------------
available for investment choices by Participants at the discretion of the Committee. Under the rules established by the Committee, a limited number of investment options may be made available for Participant investment choices.

               "Plan" shall mean the First Data Corporation Restoration Plan.
                ----

               "Plan Deferral Account" shall mean the amount credited for the
                ---------------------
benefit of a Participant under Section 7 on the basis of income deferred in accordance with such Participant's Participation Election, increased by such Participant's Interest Equivalent with respect to such Participant's Plan Deferral Account.

               "Plan Year" shall mean the calendar year except that the first
                ---------
Plan Year shall be the 15-month period commencing October 1, 1996 and ending December 31, 1997.

               "Rabbi Trust" shall mean a grantor trust in which assets may be
                -----------
segregated for use by the Company to pay liabilities to a participant in the Plan; provided, however, that any such trust shall be established and maintained in a manner that is consistent with the treatment of its assets as assets of the Company for Federal income tax purposes and that such assets shall be held in the trust subject to the claims of the Company's creditors in the event of Company's bankruptcy or insolvency.

              "Valuation Date" shall mean the last day of each Plan Year or,
               --------------
with respect to a specific Participant, the date of a payment under the Plan of the amount of such Participant's Plan Deferral Account.

          3.   PARTICIPATION
               -------------

               (a) All employees of the Company and each Participating Company who are credited with one Year of Eligibility Service (as that term is defined for purposes of the First Data Corporation Incentive Savings Plan), other than employees who are not classified by the Company as exempt from the overtime pay provisions of the Fair Labor Standards Act of 1938, as amended, shall be eligible to participate in the Plan provided such employees' Compensation is equal to or greater than $75,000 during a calendar year. The Committee shall interpret this eligibility requirement in the following manner: Any employee of the Company or a Participating Company whose base salary is payable at a rate that equals or exceeds $75,000 per year shall, as soon as all other requirements for participation are satisfied, be immediately eligible to transmit a Participation Election electing to participate in the Plan in accordance with the terms of this Section 3(c). Any employee of the Company or a Participating Company whose base salary is payable at a rate that is less than $75,000 per year shall be eligible to transmit a Participation Election electing to participate in the Plan during the Plan Year commencing after the calendar year in which such employee's Compensation equals or exceeds $75,000 by complying with the provisions of this Section 3(c) provided all other requirements for participation have been satisfied.

               (b) Notwithstanding the eligibility requirements set forth in
Section 3(a) above, any employee or group of employees may be excluded from participation in the Plan at the discretion of the Committee if the Committee determines that participation in the Plan by any such employee or group of employees would cause the Plan to become subject to the funding requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or would cause the Plan not to qualify for the alternative method of compliance with the reporting and disclosure requirements of Part 1 of Title I of ERISA set forth in Department of Labor Regulation Section 2520.104-23 (applicable to pension plans maintained for a select group of management or highly compensated employees).

               (c) Any employee who is eligible to participate in the Plan in accordance with Section 3(a) above and who is not excluded from participation I accordance with Section 3(b) above shall become a Participant in the Plan by transmitting a Participation Election to the Committee or its delegatee in accordance with the terms of the Plan and such rules as may be established by the Committee. The Participation Election for each Participant shall specify the amount, stated as a percentage, not in excess of 12%, to be uniformly applied to all of the Participant's Eligible Compensation in determining the amounts of such Participant's Eligible Compensation to be deferred for the subsequent Plan Year. A Participation Election made by an employee eligible to participate in the Plan shall become effective as of the first Entry Date following receipt of the Participation Election by the Committee or its delegatee. A Participation

Election shall be irrevocable once it becomes effective except as provided below. A Participant's election to defer Eligible Compensation shall remain in effect from one Plan Year to the next, unless changed by the Participant by means of transmitting a written or electronic notice revoking the Participation Election or a new Participation Election with the Committee or its delegatee in accordance with such rules and procedures as may be established by the Committee. A revocation of a Participation Election shall be effective as soon as practicable following its receipt by the Committee or its delegatee. A new Participation Election following a revocation shall become effective as of the first day of the Plan Year following receipt of the new Participation Election by the Committee or its delegatee.

               (d) Notwithstanding anything contained herein to the contrary, the Committee shall have the discretion to establish such special rules and/or procedures, from time to time, as it deems appropriate, with respect to Participation Elections by any employee who is an "officer" within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule or who is a member of the Board of Directors.

               (e) Notwithstanding the provisions of Section 3(a) and 3(c) above, any employee who first is credited with one Year of Eligibility Service on or after October 1, 1996 and who is otherwise eligible to participate in the Plan may commence his or her participation in the Plan during the calendar year in which such employee is first credited with one Year of Eligibility Service by transmitting a Participation Election at any time during such calendar year to the Committee or its delegatee and shall commence his or her participation in the Plan as of the first day of the month following receipt of the Participation Election by the Committee or its delegatee. The provisions of this Section 3(e) shall cease to be applicable to any employee after the calendar year in which such employee is first credited with one Year of Eligibility Service.

          4.   TERM OF PLAN
               ------------
               The Plan shall be in effect as of October 1, 1996, and shall continue until all obligations of the Company pursuant to the Plan have been paid, unless sooner terminated at the discretion of the Company.

          5.   VESTING
               -------
               A Participant's interest in his or her Plan Deferral Account shall be fully vested at all times.

          6.   BENEFIT ENTITLEMENT
               -------------------

               (a) Benefits. Except as otherwise provided herein, a
                   --------
Participant's benefit under the Plan shall be the amount of such Participant's Plan Deferral Account.

               (b) Payment of Benefits. Except as otherwise provided under the
                   -------------------
Plan, the benefit of a Participant shall be paid to the Participant or the Participant's Designated Beneficiary in a lump sum on the earlier of such Participant's termination of employment with the Company (for any reason) or termination of the Plan.

               (c) Hardship.  A Participant may petition the Committee for a
                   --------
distribution of all or a portion of his Plan Deferral Account on account of an unforeseeable emergency. If the Committee determines that there is such an unforeseeable emergency, and that there are insufficient resources available from other sources to pay the expenses associated with such unforeseeable emergency, the Participant shall receive a payment in an amount not to exceed the lesser of the Participant's Plan Deferral Account or the amount required to meet the financial needs arising from the unforeseeable emergency (increased to take into account any tax liability on such benefit payment and decreased to take into account amounts available from other sources, including reimbursement through insurance or otherwise, the liquidation of other assets of the Participant to the extent such liquidation does not cause severe financial hardship, or by cessation of deferrals under the Plan). For purposes of this Section 6(c), an unforeseeable emergency is any severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of property of the Participant due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

               (d) Installment Payments. Notwithstanding anything contained
                   --------------------
herein to the contrary, any Participant may request that his or her benefit be paid in installments (annual, monthly or quarterly) over a period of up to ten years provided that such request is filed with the Committee at least six months prior to the date of such Participant's termination of employment. In the event a Participant makes such a request, the Committee shall, within 30 days of receipt of such request, notify the Participant of whether the payment of the Participant's benefit will be made in the form of the installment payments requested, or, notwithstanding such request, in a lump sum on the date the benefit would otherwise be payable under the Plan. The decision whether to comply with a request by a Participant for payment of plan benefits in the form of installment payments shall be made entirely at the discretion of the Committee. Once a request for installment payments has been made and the Committee has decided to make such installment payments, no further change in the form of benefit payments shall be made.

               (e)  Compensation in Excess of Section 162(m) Limitations.
                    ----------------------------------------------------
Notwithstanding anything to the contrary contained herein, in the event a Participant is a "covered employee" as that term is used for purposes of Code
Section 162(m), payment of benefits under the Plan shall not be made to such a Participant to the extent that the amount paid is subject to the limitations on deductibility under such Code Section or is reasonably likely to cause other payments to such Participant to be subject to such limitations on deductibility. In the event a payment is not made by reason of this Section 6(e), the payment will be made as soon as the payment can be made without the causing the limitations on deductibility under Code Section 162(m) to be applicable. For purposes of this Section 6(e), a payment is subject to Code Section 162(m) to the extent that it exceeds the limits on deductible compensation payments and is not otherwise exempt from the application of that Code Section (e.g., on account of the exception for performance-based compensation).

          7.   PLAN DEFERRAL ACCOUNTS AND INTEREST EQUIVALENTS
               -----------------------------------------------

               (a) Deferred Eligible Compensation. Each person who is eligible
                   ------------------------------
to participate in the Plan and who transmits a Participation Election to the Committee or its delegatee shall be a Participant and shall have a Plan Deferral Account which shall be credited with the amount of such Participant's Eligible Compensation that is deferred under such Participation Election, subject to adjustment for Interest Equivalents as set forth below.

               (b) Interest Equivalents. Each Participant's Plan Deferral
                   --------------------
Account shall be adjusted at the end of each Plan Year (or on the date of distribution) (either such date being referred to herein as the "Valuation Date") to take into account the Interest Equivalent for such period applicable to such account. For purposes of the Plan, the Interest Equivalent shall be equal to the amount of interest that a Participant's Plan Deferral Account would earn if that amount were invested in an interest bearing investment paying interest at a rate of 8%, or such other rate as the Committee may establish from time to time, compounded quarterly. For purposes of calculating the Interest Equivalent applicable to a Participant's Plan Deferral Account, the balance in such Plan Deferral Account at the beginning of the Plan Year shall be treated as having been invested for the full Plan Year or until the Participant is paid a benefit in accordance with the provisions of the Plan (if such payment occurs prior to the end of the Plan Year), in which event any such payments will be taken into account as a negative adjustment to the remaining balance in the Participant's Plan Deferral Account and therefore as a reduction in the amount treated as invested under the provisions of the Plan, while amounts deferred under the Participant's Participation Election during the Plan Year shall be treated as having been invested as of the date the amount of the Participant's deferred Eligible Compensation would otherwise have been payable to the Participant in the absence of a Participation Election.

          8.   FUNDING OF LIABILITIES
               ----------------------
               The Plan is intended to be an unfunded, non-qualified plan maintained by the Company for the purpose of providing deferred compensation for a select group of management and highly compensated employees. However, benefits under the Plan may be provided through a Rabbi Trust. A contribution to such trust in any year shall not create any obligation of the Company to make contributions to such trust thereafter. The Plan shall be administered and construed so as to effectuate this intent. Any liability of the Company to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Company. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specified property of the Company. To the extent any benefits payable under the Plan are paid through a Rabbi Trust, the Company's contractual obligations, if any, shall be reduced accordingly.

          9.   COMMITTEE
               ---------

               (a) Powers. The Committee shall have the power and duty to do all
                   ------
things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

                   (i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

                   (ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto; and

                   (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate. The acts and determinations of the Committee, including determinations with respect to claims of a Participant or Designated Beneficiary made in accordance with Section 11(h) hereof, shall be final and conclusive.

             (b)   Indemnity.
                   ---------

                   (i) Standard of Conduct. To the extent permitted by
                       -------------------
applicable Federal and other law, no member (which term, as used in this Section 9(b), shall include any person designated to carry out any responsibility of the Committee pursuant to the applicable terms of the Plan) of the Committee shall be liable for anything done or omitted to be done by him in connection with the Plan, unless the act or omission claimed to be the basis for liability amounted to a failure to act in good faith for a purpose which such member reasonably believed to be in accordance with the intent of the Plan. The Company hereby indemnifies each person, his heirs, estate, personal representatives, successors or assigns made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, or against whom any claim or demand is made, by reason of the fact that he, his testator or intestate, was or is a member of the Committee against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, or as a result of such claim or demand, if such member of the Committee acted in good faith for a purpose which he reasonably believed to be in accordance with the intent of the Plan and, in criminal action or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

               (ii)  Presumption of Good Faith. The termination of any such
                     -------------------------
civil criminal action or proceeding or the disposition of any such claim or demand, by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such member of the Committee did not act in good faith, for a purpose which he reasonably believed to be in accordance with the intent of the Plan or that he had reasonable cause to believe that his conduct was unlawful.

               (iii) Successful Defense. A person who has been wholly
                     ------------------
successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding or claim or demand of the character described in Paragraph 9(b)(i) shall be entitled to indemnification as authorized in such Paragraph 9(b)(i).

               (iv)  Unsuccessful Defense. Except as provided in Paragraph
                     --------------------
9(b)(iii) above any indemnification under Paragraphs 9(b)(i) and 9(b)(ii), unless ordered by a court of competent jurisdiction, shall be made by the Company only if authorized in the specific case:

                         (A) Board Acting by a Quorum. By the Board of Directors
                             ------------------------
acting by a quorum, consisting of a majority of directors none of whom are parties to such action, proceeding, claim or demand, upon a finding that the member of the Committee has met the standard of conduct set forth in Paragraph 9(b)(i), or,

                         (B) Board Acting Without a Quorum.  If a quorum under
                             -----------------------------
Paragraph 9(b)(iv)(A) is not obtainable with due diligence:

                              (I)  By the Board of Directors upon the opinion in
writing of independent legal counsel (who may be counsel to any Participating Company) that indemnification is proper in the circumstances because the standard of conduct set forth in Paragraph 9(b)(i) has been met by such member of the Committee, or

                              (II) By the shareholders of the Company upon a
finding that the member of the Committee has met the standard of conduct set forth in such Paragraph 9(b)(i).

               (v)  Advance Payments.  Expenses incurred in defending a civil or
                    ----------------
criminal action or proceeding or claim or demand may be paid by the Company in advance of the final disposition of such action or proceeding, claim or demand, if authorized in the manner specified in Paragraph 9(b)(iv), except that, in view of the obligation of repayment set forth in Paragraph 9(b)(vi) below, there need be no finding or opinion that the required standard of conduct has been met.

               (vi) Repayment of Advance Payments.  All expenses incurred in
                    -----------------------------
defending a civil or criminal action or proceeding, claim or demand, which are advanced by the

Company under Paragraph 9(b)(v) shall be repaid in case the person receiving such advance is ultimately found, under the procedure set forth in this Article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Company exceed the indemnification to which he is entitled.

               (vii)  Right to Indemnification. Notwithstanding the failure of
                      ------------------------
the Company to provide indemnification in the manner set forth in Paragraph 9(b)(iv) or 9(b)(v), and despite any contrary resolution of the Board or of the shareholders in the specific case, if the member of the Committee has met the standard of conduct set forth in Paragraph 9(b)(i), the person made or threatened to be made a party to the action or proceeding or against whom the claim or demand has been made shall have the legal right to indemnification from the Company as a matter of contract by virtue of this Plan and the adoption and approval thereof by the Board of Directors and shareholders of the Company, it being the intention that each such person shall have the right to enforce such right of indemnification against the Company in any court of competent jurisdiction.

               (viii) Other Remedies. The foregoing right of indemnification
                      --------------
shall not be deemed to limit or diminish any right of indemnification provided by law or otherwise.

          (c)  Compensation and Expenses.  Members of the Committee who are
               -------------------------
employees of the Company shall receive no compensation for their services rendered as members of the Committee. Any other members of the Committee who are not employees of the Company shall receive such reasonable compensation for their services as may be authorized from time to time by the Board of Directors and, except as otherwise provided by this section, members of the

Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such compensation and expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.

          (d) Participant Information.  The Company shall furnish to the
              -----------------------
Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information may include, but shall not be limited to, the names of all Participants, the date each became a Participant, his or her Eligible Compensation and date of birth, employment, termination of employment, retirement or death. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

          (e) Inspection of Documents.  The Committee shall make available to
              -----------------------
each Participant and his Designated Beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of such Participant and beneficiary under the Plan.

          10.  EFFECTIVE DATE, TERMINATION AND AMENDMENT
               -----------------------------------------

               (a) Effective Date of Participation in Plan. Each employee who is
                   ---------------------------------------
eligible to participate in the Plan shall commence his or her participation in the Plan in accordance with the applicable provisions of Section 3 of the Plan. A Participation Election shall continue in effect from one Plan Year to the next until such time as the Participation Election is revoked or a new Participation Election is transmitted to the Committee or its delegatee, in which event the change in or revocation of participation shall be effective as of the first day of the Plan Year following the date such revocation or new Participation Election is received by the Committee. No deferrals of Eligible Compensation shall be made under the Plan following the effective date of a revocation of a Participant's Participation Election in accordance with the terms of the Plan, or following the date the Plan is terminated.

               (b) Amendment and Termination of the Plan or Participation
                   ------------------------------------------------------
Election. This Plan or the Participation Election of a Participant may be
- --------
terminated or revoked by the Company at any time and amended by the Company from time to time, provided that neither the termination, revocation nor amendment of the Plan or a Participation Election may, without the written approval of the Participant, reduce the Plan Deferral Account or benefit payable to a Participant calculated as of the time of such termination or amendment or defer the time at which any benefit otherwise payable under the terms of the Plan is to be paid.

          11.  MISCELLANEOUS PROVISIONS
               ------------------------

               (a) Anti-alienation.  No benefit payable under the Plan shall be
                   ---------------
subject to any manner of anticipation, alienation, sale, transfer, assignment, pledge, attachment or encumbrance except by the Company; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, attach or encumber such benefit, except by the Company, shall be void.

               (b) Unsecured Creditor Status. Any Participant who may have or
                   -------------------------
claim any interest in or right to any compensation, payment, or benefit payable hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in a Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatever owned by the Company, or in which the Company may have any right, title, or interest, nor or at any time in the future. Any insurance policy or other assets acquired by the Company to fund, in whole or in part, the Company's liabilities under the Plan shall not be deemed to be held as security for the performance of the obligations of the Company hereunder but shall be, and remain, a general asset of the Company subject to the claims of its creditors.

               (c) Other Company Plans.  It is agreed and understood that any
                   -------------------
benefits under this Plan are in addition to any and all employee benefits to which a Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company or its affiliates, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Company, its affiliates or a

Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

                   (d) Separability. If any term or condition of the Plan shall
                       ------------
be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

                   (e) Continued Employment. Neither the establishment of the
                       --------------------
Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon any Participant the right to a continuation of employment with the Company or any of its affiliates. The Company and its affiliates reserve the right to dismiss any employee (including a Participant), or otherwise deal with any employee (including a Participant) to the same extent as though the Plan had not been adopted.

                   (f) Incapacity. If the Committee determines that a
                       ----------
Participant or Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, any benefit due such Participant or Beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for such Participant or Beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company's obligation hereunder.

                   (g) Jurisdiction. The Plan shall be construed, administered,
                       ------------
and enforced according to the laws of the State of Delaware, except to the extent that such laws are preempted by the Federal laws of the United States of America.

                   (h) Claims. If, pursuant to the provisions of the Plan, the
                       ------
Committee denies the claim of a Participant or Designated Beneficiary for benefits under the Plan, the Committee shall provide written notice, within 60 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

                         (i)   the specific reasons for such denial;

                         (ii)  the specific reference to the Plan provisions on
which the denial is based;

                         (iii) a description of any additional material or
information necessary to perfect the claim and an explanation of why such material or information is needed; and

                         (iv)  an explanation of the Plan's claim review
procedure and the time limitations of this subsection applicable thereto.

          A Participant or Designated Beneficiary whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case a decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.

                         (i) Withholding. The Participant or the Designated
                             -----------
Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

          IN WITNESS WHEREOF, First Data Corporation has caused this Plan to be adopted as of October 1, 1996.



                              First Data Corporation


                              By:__________________________
                                    General Counsel